EXHIBIT 10.1
ADVISORY AND NON-COMPETITION AGREEMENT AMENDMENT
     This Advisory and Non-Competition Agreement Amendment (this “Amendment”), dated as of June 13, 2007, is by and between Toll Brothers, Inc.(the “Company”) and Bruce E. Toll (“BET”). This Amendment amends the Advisory and Non-Competition Agreement, dated as of November 1, 2004, by and between the Company and BET (the “Advisory Agreement”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Advisory Agreement.
     WHEREAS, BET, a founder of the Company, was employed by the Company for many years as its President, Chief Operating Officer and Secretary and in various capacities with respect to the Company’s subsidiaries, and, more recently, has been and continues to be retained under the Advisory Agreement.
     WHEREAS, BET’s Term under the Advisory Agreement expires as of October 31, 2007.
     WHEREAS, the Company desires to have the valuable and special knowledge, expertise and services of BET available to the Company on a continuing basis after expiration of the Advisory Agreement, and the Company further desires that BET preserve the Company’s confidences and not compete with the Company upon termination of his services under the Advisory Agreement, this Amendment or otherwise.
     WHEREAS, in recognition of BET’s continuing contributions to the Company and in exchange for BET’s covenants contained in the Advisory Agreement and herein, the Company desires to amend the Advisory Agreement to extend the Term.
     NOW, therefore, in consideration of the mutual obligations and promises contained herein, and intending to be legally bound, Company and BET hereby agree as follows:
     1. Effective November 1, 2007, Paragraph 2, “Services; Term, and Title”, will be revised in its entirety to read:
“2. Services, Term and Title. During the three (3) year period commencing November 1, 2007 and ending October 31, 2010 (hereinafter “Term”, which shall include any written extensions), the Company agrees to employ BET as follows: BET agrees to make himself available to the Company and, in particular, to the Chairman of the Board and Chief Executive Officer of the Company (“Chairman”), on a reasonable basis and at reasonable times and places so as not to interfere with BET’s other business interests, to consult with the Company and the Chairman concerning matters within his knowledge or expertise. BET’s services shall, among other things, include providing advice, assistance, information and recommendations with regard to suitable investments to be made by the Company relating to or compatible with the real estate industry. BET’s title, in connection with his services hereunder, shall be Special Advisor to the Chairman.
     2. In all other respects, the Advisory Agreement is continued in full force and effect, except that the reference to the date “June 6, 2000,” in line one of paragraph 12(d) of the Advisory Agreement shall be corrected to “March 5, 1998.”

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]
     IN WITNESS WHEREOF, with the intention of being legally bound, BET and the Company hereby execute this Agreement as of the date first set forth above.

TOLL BROTHERS, INC.
By:	Joel H. Rassman
	Name:	Joel H. Rassman
	Title:	Executive Vice President and Chief Financial Officer

Bruce E. Toll
BRUCE E. TOLL